SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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                         DATE OF REPORT: March 26, 2001


                    DONINI, INC. (formerly PRS Sub VI, Inc.)
             (Exact name of Registrant as specified in its Charter)

                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)


                            (Commission File Number)


                                   22-3768426
                      (IRS Employer Identification Number)


                              425 Eagle Rock Avenue
                           Roseland, New Jersey 07068
               (Address of Principal Executive offices) (Zip Code)


                                 (973) 226-4600
                         Registrant's Telephone Number,
                               Including Area Code

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On January 18, 2001 certain shareholders of Pizza Donini Inc. ("Pizza Donini") a company organized under the laws of the Province of Quebec, Canada, acquired eighty-two percent (82%) of the outstanding shares of the Company on condition that the parties cause a combination between the Company and an entity with an excess of $1 million in assets and the Company receive two years of certified financial statements from said entity. On January 29, 2001, the parties entered into an agreement pursuant to which the Company agreed to assume all liabilities of Pizza Donini subject to certain conditions including the delivery by Pizza Donini of two years of certified financial statements. Pursuant to the terms of this agreement, on February 19, 2001, the last remaining condition in both agreements was satisfied with the delivery and receipt of the certified financial statements. As a result, the former owners of Pizza Donini as a group own 82% of the outstanding stock of the Company and the Company owns 100% of the Common Stock Pizza Donini.

As of this date, the Company has 10,000,000 shares of Common Stock issued and outstanding.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

DESCRIPTION OF BUSINESS. On February 19, 2001, the Company completed the acquisition of all the outstanding shares of Company Stock of Pizza Donini. Pizza Donini was organized in 1987 and at present operates a franchise management company supporting over thirty franchised pizza outlets in the Greater Montreal area. As franchisor, Pizza Donini supplies the franchisees, through its wholly owned subsidiary Pizado Foods (2001) Inc. ("Pizado") with the dough and sauces used in the preparation of Pizza Donini recipes. Pizado also supplies a separate product line of pizza dough and sauces to other restaurants in the Greater Montreal area. In addition to supplying its franchisees with food supplies, Pizza Donini also provides various forms of marketing support. In addition to traditional radio, print and direct mail advertising, it operates, through another wholly owned subsidiary, PizzaDonini.Com Inc., a call center that executes home delivery through one central telephone number. The call center dispatches telephone orders to the closest franchisee for prompt delivery.

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

In addition to expanding its existing base of franchised outlets, Pizza Donini intends to move into retail grocery distribution by targeting such customers as supermarkets and mass merchandise stores. It also plans to expand its efforts into alternative business-to-business (B2B) distribution channels to sell to such customers as department store cafeterias and other restaurants. In this regard, Pizza Donini developed a line of frozen, ready-to-use pizza products with self-rising crust capable of being prepared, freezer to table, in six to eight minutes.

MANAGEMENT'S DISCUSSION AND ANALYSIS. Pizza Donini supports thirty-two (32) pizza outlets. At May 31, 2000 twenty-nine (29) were franchised and three (3) were company owned. The Company maintains up to five (5) company owned stores, which are typically in the process of renovation with the intention to sell as Pizza Donini franchises. All outlets are in Greater Montreal. In addition, Pizza Donini has recently entered into an agreement with Zellers Inc., a national merchandise chain, to offer for sale Pizza Donini products in twenty five (25) of its in store restaurants within its department stores, all in the Province of Quebec as a one year test project. The Company is hopeful that it will be able to expand this operation after the first year into the entire Zeller's chain, which consists of approximately 250 outlets throughout Canada.

In addition to generating revenues from its franchisees in the form of initial franchise fees and royalties, Pizza Donini revenues have also been generated by two operating subsidiaries, Pizado Foods (2001) Inc. ("Pizado") and Pizza Donini.Com Inc. Pizado intends to expand its business by marketing its own brand of Pizza Donini frozen pizza to retail grocery outlets including mass merchandise stores and supermarkets. Pizza Donini.Com Inc. manages the call center that executes home delivery orders to the closest franchisee.

Pizza Donini is in process of developing the B2B (business to business) distribution of a fully-topped, frozen pizza product to foodservice customers such as department store cafeterias, other restaurants, hospitality and leisure venues, convenience stores, and contract caterers.

In fiscal 2000 franchise operations accounted for approximately 58% of the Company's total revenues, while the sale of wholesale food products equaled approximately 41% and the remaining revenues accounted for 1%. This compares to 65%, 34% and 1% respectively for fiscal 1999. The change in sales mix resulted primarily from increased management focus on the wholesale food products markets.

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

During the last fiscal year Pizza Donini experienced a decline in revenues. Sales for fiscal year ending May 31, 2000 were $1,390,917 a decrease of $23,621 over fiscal year 1999 sales of $1,414,538. This decrease occurred as a result of Management closing certain unprofitable pizza outlets and focusing on opening new outlets with better locations and stronger franchisees. Working capital deficit during this period increased from $435,475 at May 31, 1999 to $679,162 at May 31, 2000. Total assets increased from $516,335 as of May 31, 1999 to $576,605 as of May 31, 2000. Net profits (losses) decreased from $(77,286) during the period ended May31, 1999, to $(249,730) at May 31, 2000.

For the six months ended November 30, 2000, sales were $862,291 compared to $584,249 for the same period ending November 30, 1999. During the same periods net income was $12,386, compared to a loss of $(117,366) respectively. Management believes the above is a result of improved profitability and operations of existing franchisees and increases in wholesale food products revenues. Total assets increased $220,337 during the six months ended November 30, 2000 to $796,942. This increase is primarily a result of store upgrades.

Management believes that the results reflected above are due to a continuing effort to improve cost controls, the elimination of various marginal pizza outlets, the acquisition of more potentially profitable locations, and the marketing and development expenses relating to establishing a brand name. In addition, Management believes that its investment into its centralized call center and other marketing efforts of Pizza Donini.Com Inc. and its development of a high quality product line will result in future expansion and increased profitability. Management believes that operating profits have been lowered due to the investment into new products, and market development but expects the recent increase during the six months ended November 30, 2000 in sales and profits to continue during this fiscal year and into the next two fiscal years.

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

The Company maintains that its liquidity will improve marginally with improved earnings, but will not be sufficient to allow it to expand its operating to any significant degree without an infusion of additional equity capital or debt. Pizza Donini has maintained its liquidity through net borrowings (repayments) in short and long term debt of approximately $60,000, ($123,000) and ($59,000) for the years ended May 31, 1999, 2000 and the six months ended November 30, 2000 respectively. In addition, Pizza Donini issued subordinated debentures in the amounts of $100,000 and $400,000 during the year ended May 31, 2000 and the six months ended November 30, 2000 respectively.

RISK FACTORS.

1. No Significant History of Earnings. Although organized and operating since 1987 the Company's operating subsidiary Pizza Donini Inc. has only recently made a profit and has an accumulated deficit from prior operations.

2. Low Profit Margins Characterize the Food Industry. In the past, the food industry, including the restaurant business, has been characterized by low profit margins and even though the Company has introduced certain cost saving measures and is benefiting from certain economies of size, the Company will still be faced with the need to further implement cost controls and expand its operations to improve its profitability.

3. Dependence on Key Personnel. The Company is highly dependent on its key management personnel and executives, particularly Messrs Peter Deros, Denis Paquette, Theo Kalaitzis and Sarkis Tsaoussian, the loss of any one of whom could have a substantial and adverse effect upon the Company's operations and finances. In addition, if the Company expands its operations, as its business plan contemplates, it will need to attract and retain additional qualified management personnel at compensation levels it can afford. The Company has only limited key man life insurance on its officers and directors. There can be no assurance any additional policies will be available to the Company on commercially reasonable terms, if at all.

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

4. Limited Public Market. To date there has been no public market for the Company's common stock. There can be no assurance that an active and reliable public market will develop or, if developed, that such market will be sustained. As a result, investors may find it difficult to liquidate their investment in the Company should they desire to do so. The Company intends to apply to have its common stock approved for quotation on the Nasdaq SmallCap Market. Even if the Company meets the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the Nasdaq SmallCap Market. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. Irrespective of whether or not the common stock is included in the Nasdaq SmallCap system, there is no assurance that any public market for the common stock will become active or liquid in the future.

5. Need for Additional Capital. The Company is dependent on its ability to raise additional capital in order to implement its business plan and to expand its operations. There are no assurances that any additional capital will be available when needed on commercially reasonable terms.

6. Control by Current Management and Stockholders. At present, and in the foreseeable future, the Company's officers and principal stockholders, control the election of the Board of Directors and therefore will be able to direct the executive and financial policies of the Company.

7. Substantial Competition. The food industry is highly competitive and is dominated by several large public multinational food companies including several which dominate the pizza market. In addition there are a great number of independently owned single or small multi location chains, many of which compete with the Company in its present market area. The ability of the Company to succeed will depend on its ability to maintain and improve its competitive position.
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

8. No Dividends. The Company has not in the past paid any dividends, on its common stock and does not expect to pay any dividends in the foreseeable future. The payment of any dividend will be at the discretion of the Board of Directors and will depend on the Company's future operations, future capital needs and financial condition.

9. Limitation of Liability of Directors and Officers. The Company's Certificate of Incorporation and or bylaws provide that to the extent permitted by New Jersey Law, officers and Directors will not be personally liable to its shareholders for monetary damages under certain circumstances.

10. Company's Products Subject to Changing Consumer Tastes. Although the Company recently had an independent market research firm conduct a survey, which ascertained that its products compared favorably to its present competitors, there can be no assurance that the public's taste will remain attracted to the Company's products. In order to maintain its favorable consumer acceptance the Company will have to maintain its high quality of products and competitive prices.

DESCRIPTION OF PROPERTY. The Company does not own any real estate, but through its subsidiaries it leases five locations. Pizado Foods (2001) Inc. leases 6,518 square feet on a five-year lease expiring October 2003, which it uses as production facilities and administrative offices. In addition, Pizza Donini.com Inc. leases 1,560 square feet on a three-year lease expiring May 2004, which it uses as its call center. Pizza Donini Inc. leases four restaurant facilities:
800 square feet on a one-year lease; 450 square feet on a five-year lease expiring February 2005; 700 square feet on a five-year lease ending May 2005 and 2000 square feet on a four-year lease expiring December 2004. All lease rates are considered by Management to be at market and none is leased from an affiliate.

EMPLOYEES. The Company has a total of approximately 50 employees of whom 5 are executives, 10 are clerical and administrative, 10 are manufacturing and 25 are sales and marketing. One officer of the Company receives a salary in excess of $50,000 (US) per year. No Director is compensated for his/her services rendered as a member of the Board of Directors, however the Company intends to reimburse its Directors for reasonable expenses incurred in connection with their directorship.
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

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth information as of March 15, 2001, with respect to security ownership of Management and persons known to the Company to be the beneficial owners of more than 5% of the common stock, $.001 par value of the Company. Except as noted, each person has sole voting power with respect to the shares shown.

PRINCIPAL SHAREHOLDERS TABLE

           Name and                           Amount and
           Address of                         Nature of
Title of   Beneficial                         Beneficial           Percent
Class      Owner                              Ownership            of Class
---------------------------------------------------------------------------
Common     Peter Deros                        1,576,000             15.8%
           8220 Birnam  Apt. 2
           Montreal, Quebec H3N 2T9
           Canada

Common     Ansbacher (Bahamas)               3,000,0001             30.0%
           Limited, Trustee of
           the Spartan Trust
           c/o Ansbacher (Bahamas) Limited
           Ansbacher House
           Bank Lane
           P.O. Box N-7768
           Nassau, Bahamas

Common     William L. Mouris,                3,000,0002             30.0%
           Trustee of the
           Deros Family Trust
           204 Whitemud Business Park
           9622-42 Avenue
           Edmonton, Alberta T6E 5Y4
           Canada

Common     Theo Kalaitzis                        19,500               .2%
           12 Garland
           Dollard Des Ormeaux
           Quebec H9G 2B6
           Canada

Common     Sarkis Tsaoussian                      9,750               .1%
           561 Carleton
           Chomedey, Laval
           Quebec H7W 4R1
           Canada                             ---------          ---------
                            Total             7,605,250             76.1%


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

----------
(1) Ownership of these shares was transferred from Maria Asimakopoulos to a Trust pursuant to a Deed of Settlement dated March 9, 2001by way of a gift. Peter Deros and members of his family and relatives are discretionary beneficiaries of the Trust.

(2) Ownership of these shares was transferred from Rocco Sgambetterra to the Trust pursuant to a Deed of Settlement dated March 1, 2001by way of a gift. Peter Deros and members of his family and relatives are discretionary beneficiaries of the Trust.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

There has been no change in the accountant of the Company. The financial statements accompanying this report have been audited by KPMG, the independent auditors for the Company's wholly owned operating subsidiary, Pizza Donini Inc.

ITEM 5.  OTHER EVENTS

The Registrant has undergone the following significant events:

On February 6, 2001, the Company amended its Certificate of Incorporation changing its name from PRS Sub VI, Inc. to Donini, Inc. and increasing its authorized shares of Common Stock from 10,000,000 to 100,000,000, par value $.001.

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

ITEM 6.  RESIGNATION OF OFFICERS AND DIRECTORS.

At a meeting of the Board of Directors held February 20, 2001, John Frohling resigned as President and Chairman of the Board of Directors of the Company and Linda Pellegrino resigned as Secretary, Treasurer and Director of the Company, effective February 23, 2001. In accordance with the Company's By-Laws, the Directors elected Peter Deros, President, Chief Executive Officer, Treasurer and Director, Catherine Pantoulous Secretary and Terence Byrne Director, which appointments took effect February 23, 2001.

The following sets forth, as of March 1, 2001, the names and ages of all directors and executive officers of the Company; the date when each director was appointed; and all positions and offices in the Company held by each. Each director will hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified:

                                                             DATE
                                   OFFICES                   APPOINTED
      NAME                AGE      HELD                      DIRECTOR
-----------------         ------   ---------                  ----------
Terence Byrne             42       Director                  February 2001

Peter Deros               52       Director, President,      February 2001
                                   Chief Executive Officer
                                   and Treasurer

BIOGRAPHIES OF DIRECTORS AND OFFICERS OF THE COMPANY. Set forth below are the names of the directors and officers of the Company, all positions and offices with the Company held, the period during which he has served as such, and the business experience during at least the last five years:

PETER DEROS. Mr. Deros has been in the quick-service restaurant industry for 35 years, founded Pizza Donini in 1987 and has served as its President and Chief Executive Officer since inception. Prior to founding Pizza Donini, Mr. Deros was President and Chief Operating Officer of a highly successful public pizza chain. Under his leadership sales for this chain grew from $5 million to more than $50 million over a 12-year period.

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

TERENCE BYRNE. Mr. Byrne is a principal of T.T. Byrne Capital Investments an investment banking firm. Mr. Byrne has been involved in venture capital arena for most of the past decade and is advisor to the Bartholemew Venture Fund. Prior to this position, Mr. Byrne was the controlling shareholder, officer and director of Bartholemew & Byrne, Inc., a consulting firm specializing in corporate finance and general business consulting. Mr. Byrne has been a Director of the Company since February 23, 2001.

CATHERINE PANTOULIS. Ms. Pantoulis graduated from Universite de Montreal, Faculty of Law in 1983 and has been a member of the Quebec Bar Association since 1984. At present she is associated with Kounadis Perreault, which serves as counsel to Pizza Donini Inc. Ms. Pantoulis has been Secretary of the Company since February 23, 2001.

DENIS PAQUETTE. Mr. Paquette is Vice-President, Franchise Operations and Development for Pizza Donini Inc. and has worked in restaurant franchise development, operations and training for the last sixteen years. Prior to his association with Pizza Donini, Mr. Paquette was Vice President, Operations and Training for Sportscene Restaurants Inc., a publicly owned corporation, and one of Quebec's largest chain of theme restaurants.

THEO KALAITZIS. Mr. Kalaitzis is President and Chief Operating Officer of Pizado Foods (2001) Inc. ("Pizado") He is responsible for the day-to-day supervision and supply of all franchise operations and for the management of Pizado's production facility. Mr. Kalaitzis joined Pizza Donini in 1987. Prior to this position, Mr. Kalaitzis held management positions with a multi-unit franchisee of A & W Food Services of Canada and operated his own restaurant.

SARKIS TSAOUSSIAN. Mr. Tsaoussian is President and Chief Operating Officer of PizzaDonini.Com Inc., the Company's call center. Mr. Tsaoussian joined Pizza Donini in 1992 as a field supervisor and progressed through various more responsible positions until he was appointed to his current office in 1997.

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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit A. Amendment to Certificate of Incorporation effecting a change of the name of the Company and increasing the number of authorized shares of Common Stock.

Exhibit B. Unit License Agreement by and between Pizza Donini Inc. and Zellers Inc.

Exhibit           C. Financial Statements of Pizza Donini Inc.

Exhibit           D. Financial Statements of Donini, Inc.(1)

-----------------------------------
     (1) Filed with the Securities and Exchange Commission on December 8, 2001 as an exhibit to the registration statement of the Registrant on Form 10-SB, Registration No. 000-32133, which exhibit is incorporated herein by reference.


ITEM 8. CHANGE IN FISCAL YEAR.

     Not applicable.

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                                   Signatures

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Donini, Inc.



March 26, 2001                 By: /s/ Peter Deros
                                   ----------------------------------
                                   President and Chief
                                   Executive Officer

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